As filed with the Securities and Exchange Commission on August 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3312	13-1860817
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1915 Rexford Road

Charlotte, North Carolina 28211

(704) 366-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Frias

Chief Financial Officer, Treasurer and Executive Vice President

1915 Rexford Road

Charlotte, North Carolina 28211

(704) 366-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Wade B. Sample, Jr.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
2.979% Notes due 2055	$439,312,000.00	100%	$439,312,000.00	$47,928.94(1)

(1)

Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended. For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the registrant in the exchange transaction in which the notes will be offered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 19, 2021

PROSPECTUS

Nucor Corporation

Offer to Exchange

Up to $439,312,000 of 2.979% Notes due 2055

That Have Been Registered Under

the Securities Act of 1933, As Amended (“New Notes”)

For a Like Principal Amount of

2.979% Notes due 2055

That Have Not Been Registered Under

the Securities Act of 1933, As Amended (“Existing Notes”)

•

We are offering to exchange up to $439,312,000 aggregate principal amount of our New Notes for a like principal amount of our outstanding Existing Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•

The terms of the New Notes are substantially identical in all material respects to the terms of the Existing Notes, except that the New Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, will be freely tradable and will not contain restrictions on transfer, registration rights or provisions for the payment of additional interest.

•

Interest on the New Notes will accrue from the date interest on the Existing Notes was most recently paid, at the rate of 2.979% per annum, and will be payable semi-annually in arrears on June 15 and December 15 of each year to the holders of record on the immediately preceding June 1 and December 1, respectively.

•	We will not receive any proceeds from the issuance of the New Notes in the exchange offer.

•

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2021, unless extended at our option. We do not currently intend to extend the Expiration Date (as defined in this prospectus) unless required to do so by applicable law as described under “The Exchange Offer—Expiration Date; Amendments.”

•

You should carefully review the procedures for tendering Existing Notes under the heading “The Exchange Offer—Procedures for Tendering Existing Notes” in this prospectus. If you do not comply with these procedures, we are not obligated to exchange your Existing Notes for New Notes.

•

If you currently hold Existing Notes and fail to validly tender them, or withdraw them prior to the expiration of the exchange offer, then you will continue to hold unregistered Existing Notes and your ability to transfer them will be subject to restrictions on transfer, which could adversely affect your ability to transfer Existing Notes.

•

The New Notes generally will be freely transferable but will also be new securities for which there will not initially be an established trading market. We do not intend to apply for the listing of the New Notes on any securities exchange or for the quotation of the New Notes on any automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the last Exchange Date (as defined in this prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. Please read “Plan of Distribution.”

See “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors that you should consider before participating in the exchange offer.

Neither we nor our board of directors make any recommendation to holders of Existing Notes as to whether to tender or refrain from tendering all or any portion of their Existing Notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021.

ABOUT THIS PROSPECTUS

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference into that document. Such requests should be directed to the attention of our Corporate Secretary at the following address and telephone number:

Nucor Corporation

1915 Rexford Road

Charlotte, North Carolina 28211

Telephone: (704) 366-7000

You may also direct any information requests to the Information Agent (as defined in this prospectus) using the contact information on the back cover page of this prospectus. To obtain timely delivery of any requested information, you must make any request no later than                 , 2021, which is five business days prior to the Expiration Date of the exchange offer. The exchange offer may be withdrawn at any time prior to the closing of the offering, and the offering is subject to the terms of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. You should make your decision about whether to participate in the exchange offer after considering all of the information contained in this prospectus and the information incorporated by reference herein. We have not authorized any other person to provide you with different or additional information. If anyone else provides you with different or additional information, you should not rely on it. We are not making an offer to sell or exchange the New Notes (i) in any jurisdiction where the offer or sale is not permitted, (ii) where the person making the offer is not qualified to do so or (iii) to any person who cannot legally be offered the New Notes. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover page of this prospectus or that the information incorporated by reference herein is accurate as of any date other than the date of such document incorporated by reference. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the New Notes and must obtain any consent, approval or permission required for your purchase, offer or sale of the New Notes under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales, and we shall have no responsibility therefor.

i

In deciding whether to participate in the exchange offer, you must rely on your own examination of us and the terms of the exchange offer and the New Notes, including the merits and risks involved. You should not consider any information contained in or incorporated by reference into this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding participation in the exchange offer and an investment in the New Notes.

We make no representation or warranty, express or implied, as to the accuracy or completeness of the information obtained from third-party sources set forth herein or incorporated by reference into this prospectus, and nothing contained in or incorporated by reference into this prospectus is, or shall be relied upon as, a promise or representation as to past or future performance.

Except as otherwise indicated (including in the section of this prospectus entitled “Description of the New Notes”) or unless the context requires otherwise, all references in this prospectus to “Nucor,” the “Company,” “we,” “us,” “our” and similar terms refer to Nucor Corporation and its subsidiaries on a consolidated basis.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents incorporated by reference herein and therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that do not relate strictly to historical facts are forward-looking statements. Statements containing words such as “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect our best judgment based on current information, and, although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed. Factors that might cause our actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (i) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (ii) U.S. and foreign trade policies affecting steel imports or exports; (iii) the sensitivity of the results of our operations to prevailing market steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (iv) the availability and cost of electricity and natural gas, which could negatively affect our cost of steel production or result in a delay or cancellation of existing or future drilling within our natural gas drilling programs; (v) critical equipment failures and business interruptions; (vi) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States; (vii) impairment in the recorded value of inventory, equity investments, fixed assets, goodwill or other long-lived assets; (viii) uncertainties surrounding the global economy, including excess world capacity for steel production; (ix) fluctuations in currency conversion rates; (x) significant changes in laws or government regulations affecting environmental compliance, including legislation and regulations that result in greater regulation of greenhouse gas emissions that could increase our energy costs, capital expenditures and operating costs or cause one or more of our permits to be revoked or make it more difficult to obtain permit modifications; (xi) the cyclical nature of the steel industry; (xii) capital investments and their impact on our performance; (xiii) our safety performance; and (xiv) the impact of the COVID-19 pandemic and any variants of the virus.

Additional information regarding the risks and uncertainties which may affect our business operations and financial performance can be found in our filings with the SEC. Caution should be taken not to place undue reliance on the forward-looking statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

iii

PROSPECTUS SUMMARY

This summary highlights selected information included in or incorporated by reference into this prospectus. The following summary does not contain all of the information that you should consider before deciding whether to participate in the exchange offer and is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus and the financial statements and the documents incorporated by reference herein. You should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 11 and the risk factors incorporated by reference herein, before deciding whether to participate in the exchange offer. See “Where You Can Find More Information.”

Our Business

Nucor and its affiliates manufacture steel and steel products. The Company also produces direct reduced iron (“DRI”) for use in its steel mills. Through The David J. Joseph Company and its affiliates, the Company also processes ferrous and nonferrous metals and brokers ferrous and nonferrous metals, pig iron, hot briquetted iron and DRI. Most of the Company’s operating facilities and customers are located in North America. The Company’s operations include international trading and sales companies that buy and sell steel and steel products manufactured by the Company and others. Nucor is North America’s largest recycler, using scrap steel as the primary raw material in producing steel and steel products.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “NUE.”

Corporate Information

Our principal executive offices are located at 1915 Rexford Road, Charlotte, North Carolina 28211, and our telephone number at that location is (704) 366-7000.

The Exchange Offer

Securities to be Exchanged	In December 2020, we issued $439,312,000 aggregate principal amount of 2.979% Notes due 2055 (CUSIP Nos. 670346 AT2 and U66980 AC4 / ISIN Nos. US670346AT26 and USU66980AC46) (“Existing Notes”) in transactions that were exempt from, or not subject to, the registration requirements under the Securities Act. In connection with the issuance of the Existing Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to, among other things, consummate an exchange offer to exchange the Existing Notes for a new issue of notes with terms substantially identical in all material respects to the terms of the Existing Notes registered under the Securities Act within 365 days of the first issuance of the Existing Notes. As of the date of this prospectus, all $439,312,000 aggregate principal amount of Existing Notes are outstanding.

The Exchange Offer

We are offering to exchange all of our outstanding Existing Notes for a like principal amount of our 2.979% Notes due 2055 that will be registered under the Securities Act (“New Notes”). The terms of the New Notes are substantially identical in all material respects to the terms of the Existing Notes, except that the New Notes will be registered under the Securities Act, and, therefore, will be freely tradable and will not contain restrictions on transfer, registration rights or provisions for the payment of additional interest. The Existing Notes are governed by, and were issued pursuant to, the terms of an indenture, dated as of August 19, 2014, as amended or supplemented by a first supplemental indenture, dated as of April 26, 2018, a second supplemental indenture, dated as of May 22, 2020, and a third supplemental indenture, dated as of December 7, 2020, in each case, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (together, the “Indenture”). The New Notes will be governed by the terms of the Indenture and, together with any Existing Notes outstanding after the completion of the exchange offer, will constitute a single series of debt securities under the Indenture.

The Existing Notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue New Notes in exchange for all Existing Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the Expiration Date.

Resales of New Notes Without Further Registration; Prospectus Delivery

Based on Commission staff interpretations given to other, unrelated issuers in other exchange offers, we believe that holders of the New Notes who are not broker-dealers can offer for resale, resell and otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, if:

•   the holders acquire the New Notes in the exchange offer in the ordinary course of their business;

•   the holders are not engaged in, do not intend to engage in, are not participating in, and have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Notes issued to them in the exchange offer;

•   the holders are not “affiliates” (as defined in Rule 405 under the Securities Act) of Nucor; and

•   the holders are not broker-dealers tendering Existing Notes acquired directly from us for their own accounts.

By tendering your Existing Notes, you are representing to us that you satisfy each of these conditions. See “—Procedures for Tendering Existing Notes.” If you do not satisfy any of these conditions, you cannot rely on the position of the Commission staff set forth in the no-action letters referred to below and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of your New Notes. We will not seek a Commission staff interpretation in connection with the exchange offer and cannot assure you that the Commission staff would make a similar interpretation with respect to the exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We do not and will not assume, or indemnify you against, any Securities Act liability you may incur.

Restrictions on Resales by Broker-Dealers	Under the Securities Act, each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. We have agreed that, for a period of 180 days after the last Exchange Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

Expiration Date; Extension of Tender Period; Termination; and Amendment

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2021 (the “Expiration Date”), unless extended at our option, in which case the term “Expiration Date” will mean the latest date to which the exchange offer is extended. You must tender your outstanding Existing Notes prior to this time if you want to participate in the exchange offer. We may terminate the exchange offer in the event of circumstances described beginning on page 13 under the heading “The Exchange Offer.” We have the right to amend any of the terms of the exchange offer subject to our obligations under the Registration Rights Agreement and applicable law.

Conditions to the Exchange Offer	The Registration Rights Agreement does not require us to accept Existing Notes for exchange if (i) the exchange offer would violate any applicable law, regulation or interpretation by the staff of the Commission or (ii) any action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer. The exchange offer is not conditioned on a minimum aggregate principal amount of Existing Notes being tendered by the holders of the Existing Notes. Please read the section of this prospectus entitled “The Exchange Offer—Conditions” for more information about the conditions to the exchange offer.

Procedures for Tendering Existing Notes

A holder who wishes to tender Existing Notes in the exchange offer must do either of the following prior to 5:00 p.m., New York City time, on the Expiration Date:

•   if the Existing Notes are tendered under the book-entry transfer procedures described under “The Exchange Offer—Book-Entry Transfers; Tender of Existing Notes Using DTC’s ATOP,” must transmit to the Exchange Agent (as defined in this prospectus) an agent’s message using The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”); or

•   if the holder does not elect to transmit an agent’s message through DTC’s ATOP, the holder must properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal and other required documents to the Exchange Agent at the address listed on the back cover page of this prospectus.

In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent must receive a timely confirmation of book-entry transfer of the Existing Notes into the Exchange Agent’s account at DTC under the procedures for book-entry transfers described in this prospectus, along with either an agent’s message transmitted through ATOP or a properly completed, signed and dated letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal, and any other required documentation.

By tendering, you will represent to us that, among other things:

•   any New Notes to be received by you in the exchange offer will be acquired in the ordinary course of your business;

•   at the time of the commencement of the exchange offer, you are not participating, and have no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•   you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of Nucor;

•   if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, a distribution of the New Notes; and

•   if you are a broker-dealer that will receive New Notes for your own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities, then you will deliver, or, to the extent permitted by applicable law, make available to purchasers, a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes.

Do not send letters of transmittal to us, the Trustee or DTC. Send these documents only to the Exchange Agent. For more information on tendering your Existing Notes, please refer to the sections in this prospectus entitled “The Exchange Offer—Terms of the Exchange Offer,” “The Exchange Offer—Procedures for Tendering Existing Notes” and “Description of the New Notes—Book-Entry System, Delivery and Form.”

Special Procedures for Beneficial Owners	If you own a beneficial interest in Existing Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your interest in the Existing Notes in the exchange offer, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with the procedures for tendering Existing Notes described in this prospectus and in the related letter of transmittal.

Guaranteed Delivery Procedures for Tendering Existing Notes	None.

Withdrawal	Your tender of Existing Notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Withdrawals may not be rescinded. If after withdrawal you decide to tender your Existing Notes pursuant to the exchange offer, you may tender your Existing Notes again by following the exchange offer procedures prior to 5:00 p.m., New York City time, on the Expiration Date.

Delivery of New Notes	We will deliver New Notes by book-entry transfer promptly after the Expiration Date. If we do not accept any of your outstanding Existing Notes for exchange, the Exchange Agent will return them to you promptly after the expiration or termination of the exchange offer without any expense to you.

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section of this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the New Notes in the exchange offer. See “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences	An exchange of Existing Notes for New Notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Existing Notes for New Notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the New Notes as it had in the Existing Notes immediately before the exchange. See “Material U.S. Federal Income Tax Consequences.”

Exchange Agent and Information Agent	D.F. King & Co., Inc. is serving as the exchange agent (the “Exchange Agent”) and the information agent (the “Information Agent”) in connection with the exchange offer. The address and telephone numbers of D.F. King & Co., Inc. are listed on the back cover page of this prospectus.

Legal Requirements to Exchange Offer	There are no federal or state regulatory requirements that must be complied with in connection with the exchange offer, other than registration under the Securities Act of the New Notes.

Legal Limitation	We are not making an offer to sell, nor are we soliciting an offer to buy, securities in any jurisdiction in which the offer or sale is not permitted.

Further Information	Questions or requests for assistance related to the exchange offer and tender procedures and requests for additional copies of this prospectus and the related letter of transmittal should be directed to the Exchange Agent and the Information Agent. Any questions concerning the terms of the exchange offer or the New Notes should be directed to the Exchange Agent and the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer. The contact information for the Exchange Agent and the Information Agent is set forth on the back cover page of this prospectus.

Summary of the New Notes

The following is a brief summary of the principal terms of the New Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the New Notes, see “Description of the New Notes” beginning on page 23.

Issuer	Nucor Corporation

Maturity Date	December 15, 2055

Interest Rate	2.979% per annum

Interest Payment Dates	Interest on the New Notes will accrue from the date interest on the Existing Notes was most recently paid. Interest on the New Notes will be payable semi-annually in arrears on June 15 and December 15 of each year to the holders of record on the immediately preceding June 1 and December 1, respectively. Interest on the New Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking	The New Notes will be our senior unsecured obligations and will rank equally with our existing and future senior unsecured indebtedness, including any Existing Notes not tendered in the exchange offer. The New Notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries. See “Description of the New Notes—Ranking.”

Optional Redemption of the New Notes	At any time prior to June 15, 2055 (six months prior to the maturity date of the New Notes), the New Notes will be redeemable, in whole or in part, at any time or from time to time, at our option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the New Notes to be redeemed; or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in “Description of the New Notes—Optional Redemption”) on such New Notes being redeemed that would be due if the New Notes to be redeemed matured on the Par Call Date (as defined in “Description of the New Notes—Optional Redemption”), discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in “Description of the New Notes—Optional Redemption”), plus, in each case, accrued and unpaid interest thereon, to, but excluding, the redemption date.

On or after June 15, 2055 (six months prior to the maturity date of the New Notes), the New Notes will be redeemable, in whole or in part, at any time or from time to time, at our option, at 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the redemption date. See “Description of the New Notes—Optional Redemption.”

Repurchase at the Option of the Holders Upon a Change of Control Triggering Event

If a Change of Control Triggering Event (as defined in “Description of the New Notes—Change of Control Offer to Purchase”) occurs, you will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of your New Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such New Notes, to, but excluding, the purchase date (unless a notice of redemption has been delivered within 30 days after such Change of Control Triggering Event stating that all of the New Notes will be redeemed as described under “Description of the New Notes—Optional Redemption”). See “Description of the New Notes—Change of Control Offer to Purchase.”

Covenants	The Indenture contains covenants that, among other things, limit our ability and the ability of our Restricted Subsidiaries (as defined in “Description of the New Notes—Covenants Applicable to the New Notes”) to secure indebtedness with a security interest on certain property or stock or to engage in certain sale and leaseback transactions with respect to certain properties. See “Description of the New Notes—Covenants Applicable to the New Notes.”

Form and Denomination	The New Notes will be issued in fully registered book-entry form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The Indenture and the New Notes will be governed by and construed in accordance with the laws of the State of New York.

Trustee	U.S. Bank National Association

Absence of Established Market for the New Notes	The New Notes will be a new issue of securities for which there will not initially be an established trading market. We do not intend to apply for the listing of the New Notes on any securities exchange or for the quotation of the New Notes on any automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

Risk Factors	You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” as well as the other information included in or incorporated by reference into this prospectus before deciding whether to participate in the exchange offer.

RISK FACTORS

Participating in the exchange offer involves a high degree of risk. Before making a decision as to whether to participate in the exchange offer, you should carefully consider the risks discussed below and all of the information contained in or incorporated by reference into this prospectus, including the matters discussed under the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of these risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. As a result, the trading price of the Existing Notes and the New Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Exchange Offer

Failure to exchange your Existing Notes may have adverse consequences to you.

If you do not exchange your Existing Notes for New Notes in the exchange offer, your Existing Notes will continue to be subject to the restrictions on transfer described in the legend on your Existing Notes. Because we anticipate that most holders of Existing Notes will elect to exchange their Existing Notes, we expect that the liquidity of the market for any Existing Notes remaining after the completion of the exchange offer will be substantially limited. This reduction in liquidity may, in turn, reduce the market price, and increase the price volatility, of the Existing Notes. There is a risk that an active trading market in the unexchanged Existing Notes will not exist, develop or be maintained and we cannot give you any assurances regarding the prices at which the unexchanged Existing Notes may trade in the future.

In general, the Existing Notes may not be offered or sold unless they are registered under the Securities Act. However, you may offer or sell your Existing Notes under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. After the exchange offer is completed, you will not be entitled to any exchange or registration rights with respect to your Existing Notes, except in limited circumstances. The exchange offer is not conditioned on a minimum aggregate principal amount of Existing Notes being tendered by the holders of the Existing Notes.

The exchange offer will expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended at our option. Issuance of the New Notes in exchange for the Existing Notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in “The Exchange Offer—Conditions” and only after timely receipt by the Exchange Agent of Existing Notes as set forth in “The Exchange Offer—Procedures for Tendering Existing Notes.” Therefore, holders of Existing Notes desiring to tender their Existing Notes in exchange for New Notes should allow sufficient time to ensure timely delivery of all required documentation, if applicable. Neither we, the Exchange Agent, nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of Existing Notes for exchange. Existing Notes that may be tendered in the exchange offer, but which are not validly tendered or are validly tendered and timely withdrawn will remain outstanding following the consummation of the exchange offer.

Certain participants in the exchange offer must deliver a prospectus in connection with resales of the New Notes.

Based on certain no-action letters issued by the staff of the Commission to other, unrelated issuers in other exchange offers, we believe that you may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your New Notes. In these cases, if you transfer any New Notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without qualifying for an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, any Securities Act liability you may incur.

Risks Related to the New Notes

The New Notes will be structurally subordinated to all obligations of our subsidiaries.

The New Notes will not be guaranteed by our subsidiaries, and, therefore, they will be structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries. As of July 3, 2021, our subsidiaries had approximately $100.7 million aggregate principal amount of indebtedness, consisting of trade credit financing arrangements. Except as described under “Description of the New Notes—Covenants Applicable to the New Notes,” the Indenture does not limit any of our subsidiaries from incurring more indebtedness or issuing more securities and does not contain financial or similar restrictions on any of our subsidiaries. Our rights and the rights of our creditors, including holders of the New Notes, to participate in any distribution of assets of any of our subsidiaries, upon the subsidiary’s liquidation or reorganization or otherwise, will be structurally subordinated to the claims of the subsidiary’s creditors, except to the extent that we or any of our creditors may be a creditor of that subsidiary. In the event of a bankruptcy, liquidation or dissolution of a subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us.

Despite current indebtedness levels, we may still incur more debt. The incurrence of additional debt could further exacerbate the risks associated with our indebtedness.

Subject to certain limitations, the terms of the instruments governing our indebtedness and the indentures governing our debt securities permit, and the terms of the New Notes offered hereby will permit, us and our subsidiaries to incur additional debt. If new debt is added to our or any such subsidiary’s current debt levels, it may become more difficult for us to satisfy our obligations with respect to the New Notes and limit our ability to borrow additional amounts to fund working capital, capital expenditures and acquisitions and execute our growth strategy. We may also become more vulnerable to adverse changes in general economic and industry activity and in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions. Further, in certain circumstances, we may not be able to refinance our debt on favorable terms, or at all.

The New Notes lack a developed trading market, and such a market may never develop. The trading price for the New Notes may be adversely affected by credit market conditions.

The New Notes will be a new issue of securities for which there will not initially be an established trading market. We do not intend to apply for the listing of the New Notes on any securities exchange or for the quotation of the New Notes on any automated dealer quotation system. Consequently, there can be no assurance that an active trading market will develop for the New Notes, nor any assurance regarding the ability of holders to sell their New Notes or the price at which such holders may be able to sell their New Notes. If a trading market were to develop, the New Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our financial results, any decline in our creditworthiness and the market for similar securities.

The trading market for the New Notes will be affected by general credit market conditions, which in recent periods have been marked by significant volatility and price reductions, including for debt issued by investment-grade companies. If an active trading market for the New Notes is not developed or sustained, the market prices and liquidity of the New Notes may be adversely affected.

THE EXCHANGE OFFER

Background and Reasons for the Exchange Offer

We issued the Existing Notes that are subject to the exchange offer in December 2020 in transactions that were exempt from, or not subject to, the registration requirements of the Securities Act. On December 7, 2020, simultaneously with the first issuance of the Existing Notes that are subject to the exchange offer, we entered into the Registration Rights Agreement with BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc., Siebert Williams Shank & Co., LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC and MUFG Securities Americas Inc., under which we agreed to offer to exchange the Existing Notes for a new issue of notes with terms substantially identical in all material respects to the terms of the Existing Notes registered under the Securities Act.

In particular, under the Registration Rights Agreement, we agreed, for the benefit of the holders of the Existing Notes, at our cost, to use our commercially reasonable efforts:

•	to cause to be filed with the Commission, and to become effective, a registration statement with respect to the exchange offer for the Existing Notes;

•	to consummate the exchange offer within 365 days after the first issuance of the Existing Notes; and

•

if requested by one or more Participating Broker-Dealers (as defined below), to keep the exchange offer registration statement effective until 180 days after the last date of acceptance for exchange (each, an “Exchange Date”) of the Existing Notes for use by such Participating Broker-Dealers.

The exchange offer being conducted with this prospectus, if consummated within the required time period, will satisfy our obligations under the Registration Rights Agreement, except in limited circumstances described elsewhere in this prospectus. This prospectus, together with the related letter of transmittal, is being sent to all beneficial holders of Existing Notes known to us.

Promptly after the registration statement of which this prospectus is a part has been declared effective by the Commission, we will offer the New Notes in exchange for surrender of the Existing Notes. We will keep the exchange offer open for a period of at least 20 business days (or longer if required by applicable law) from the date notice of the exchange offer is sent or made available to the holders of the Existing Notes. For each Existing Note validly tendered to us pursuant to the exchange offer and not withdrawn by the holder thereof prior to the Expiration Date, the holder of each Existing Note will receive a New Note having a principal amount equal to that of the tendered Existing Note. Interest on each New Note will accrue from the date interest on the Existing Notes was most recently paid.

Based on an interpretation of the Securities Act by the staff of the Commission set forth in several no-action letters to other, unrelated issuers in other exchange offers, and subject to the immediately following sentence, we believe that the New Notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Existing Notes who is an “affiliate” (as defined in Rule 405 under the Securities Act) of Nucor, or who intends to participate in the exchange offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the no-action letters of the Commission’s staff, (ii) will not be able to tender Existing Notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Existing Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the Existing Notes who wishes to exchange Existing Notes for New Notes in the exchange offer will be required to make certain representations, including that:

•	any New Notes to be received by the holder of Existing Notes in the exchange offer will be acquired in the ordinary course of the holder’s business;

•

at the time of the commencement of the exchange offer, the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•	the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of Nucor;

•	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the New Notes; and

•

if the holder is a broker-dealer (a “Participating Broker-Dealer”) that will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities, then such holder will deliver, or, to the extent permitted by applicable law, make available to purchasers, a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes.

The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes by using the prospectus contained in the effective exchange offer registration statement. We will allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the effective exchange offer registration statement in connection with the resale of such New Notes, subject to limitations set forth in the Registration Rights Agreement.

If (i) for any reason the exchange offer is not completed within 365 days after the first issuance of the Existing Notes or (ii) following such date the Company receives a written request (a “Shelf Request”) from certain parties, including any holder of Existing Notes that participates in the exchange offer who does not receive freely transferable New Notes in exchange for tendered Existing Notes, the Company will use its commercially reasonable efforts to cause to become effective a shelf registration statement providing for the sale of all the Existing Notes by the holders thereof; provided that (1) such holder has delivered a completed and signed notice and questionnaire and provided such other information regarding such holder and the proposed disposition by such holder of such Existing Notes and other documentation necessary to effectuate the proposed disposition as the Company may from time to time reasonably request in writing, and, if necessary, the shelf registration statement has been amended to reflect such information, and (2) the Company will be under no obligation to file any such shelf registration statement before it is obligated to file the registration statement of which this prospectus is a part. The Company agreed to use its commercially reasonable efforts to keep the shelf registration statement continuously effective until the date on which the Existing Notes covered thereby cease to be registrable securities under the Registration Rights Agreement. The Company also agreed to use its commercially reasonable efforts to supplement or amend the shelf registration statement, the related prospectus and any related free writing prospectus, if required, and to use its commercially reasonable efforts to cause any such amendment to become effective, if required, and such shelf registration statement, prospectus or free writing prospectus, as the case may be, to become usable as soon as thereafter practicable.

We will, in the event that a shelf registration statement is filed, provide to each holder whose Existing Notes are registered under such shelf registration statement copies of the prospectus that is a part of such shelf registration statement, notify each such holder and its counsel when, among other things, such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Existing Notes. A holder that sells Existing Notes pursuant to a shelf registration statement for the Existing Notes will be (i) required to make certain representations to us (as described more fully in the Registration Rights Agreement), (ii) required to be named as a selling security holder of the Existing Notes in the related prospectus and to deliver a prospectus to purchasers, (iii) subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (iv) bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

If (i) the exchange offer of the New Notes for all Existing Notes validly tendered in accordance with the terms of the exchange offer is not completed on or prior to the 365th day after the first issuance of the Existing Notes or, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the 180th day after the later of (1) the 365th day after the first issuance of the Existing Notes and (2) the date on which the Company receives a duly executed Shelf Request or (ii) if applicable, a shelf registration statement has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (1) on more than two occasions of at least 30 consecutive days during the required effectiveness period or (2) at any time in any 12-month period during the required effectiveness period and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period (each such event referred to in clauses (i) and (ii), a “Registration Default”), then the interest rate on the Existing Notes will be increased by (a) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (b) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default ends with respect to any Existing Notes when such Existing Notes cease to be registrable securities under the Registration Rights Agreement or, if earlier, (x) in the case of a Registration Default under clause (i) of the definition thereof, when the exchange offer is completed or when the shelf registration statement covering such registrable securities becomes effective or (y) in the case of a Registration Default under clause (ii) of the definition thereof, when the shelf registration statement again becomes effective or the applicable prospectus again becomes usable.

The form and terms of the New Notes are substantially identical in all material respects to the form and terms of the Existing Notes. The New Notes will be registered under the Securities Act. The Existing Notes are not registered under the Securities Act. As a result, the New Notes issued in the exchange offer will not bear legends restricting their transfer and will not contain the registration rights and provisions for the payment of additional interest contained in the Existing Notes. Upon the completion of the exchange offer, you will not be entitled to any payment of additional interest on your Existing Notes or any further registration rights under the Registration Rights Agreement except in limited circumstances. The exchange offer is not extended to holders of Existing Notes in any jurisdiction where the exchange offer does not comply with the applicable securities or blue sky laws of that jurisdiction.

In this section entitled “The Exchange Offer,” the term “holder” means any person whose Existing Notes are held of record by DTC or its nominee and who wants to deliver these Existing Notes by book-entry transfer at DTC.

Terms of the Exchange Offer

We are offering to exchange up to $439,312,000 aggregate principal amount of our 2.979% Notes due 2055 that have been registered under the Securities Act for a like principal amount of our outstanding 2.979% Notes due 2055 that have not been registered under the Securities Act.

Upon the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal, we will accept all Existing Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date, unless extended at our option. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Existing Notes we accept in the exchange offer. You may tender some or all of your Existing Notes under the exchange offer at your option. The exchange offer is not conditioned on a minimum aggregate principal amount of Existing Notes being tendered by the holders of the Existing Notes.

The form and terms of the New Notes are substantially identical in all material respects to the form and terms of the Existing Notes, except that:

•	the New Notes will be registered under the Securities Act and, thus, will not be subject to restrictions on transfer or bear legends restricting their transfer; and

•	the New Notes will not contain registration rights provisions and will not provide for the payment of additional interest for failure to comply with the Registration Rights Agreement.

After the completion of the exchange offer, if at all, the New Notes will evidence the same series of debt securities as the Existing Notes and will be issued under, and be entitled to the benefits of, the Indenture. Interest on the New Notes will accrue from the date interest on the Existing Notes was most recently paid. Accordingly, registered holders of New Notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the date it was most recently paid. However, if that record date occurs prior to the completion of the exchange offer, then the interest payable for the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the Existing Notes on that record date.

In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware or the Indenture. We intend to conduct the exchange offer in accordance with the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Existing Notes for exchange when, as and if we have given notice of our acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from us. If we do not accept any tendered Existing Notes because of an invalid tender or for any other reason, the Exchange Agent will return certificates for any unaccepted Existing Notes without expense to the tendering holder promptly after the Expiration Date.

Minimum Authorized Denominations

Existing Notes can be tendered only in principal amounts equal to the minimum authorized denomination of $2,000 and integral multiples of $1,000 in excess thereof. New Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended at our option, in which case the term “Expiration Date” will mean the latest date to which the exchange offer is extended. If we determine to extend the exchange offer, we will notify the Exchange Agent of any extension and give each registered holder notice of the extension by means of a press release or other public announcement, which notice shall include the approximate number of Existing Notes tendered to date, before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

We reserve the right, in our sole discretion, to extend the exchange offer or to amend or terminate the exchange offer if any of the conditions described below under “—Conditions” have not been satisfied or waived by giving notice to the Exchange Agent of the extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner. We will, as promptly as practicable, give written notice of any extension, amendment or termination of the exchange offer to the holders of the Existing Notes.

The minimum period during which the exchange offer will remain open following material changes in the terms of the exchange offer or in the information concerning the exchange offer will depend upon the facts and circumstances of such changes, including the relative materiality of the changes.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise or otherwise communicate any announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering Existing Notes

The tender by a holder of Existing Notes, as set forth below, and our acceptance of the Existing Notes will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal. A holder who wishes to tender Existing Notes in the exchange offer must do either of the following prior to 5:00 p.m., New York City time, on the Expiration Date:

•

if the Existing Notes are tendered under the book-entry transfer procedures described below under “—Book-Entry Transfers; Tender of Existing Notes Using DTC’s ATOP,” transmit to the Exchange Agent an agent’s message using DTC’s ATOP; or

•

if the holder does not elect to transmit an agent’s message through DTC’s ATOP, the holder must properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal and other required documents to the Exchange Agent at the address listed on the back cover page of this prospectus.

In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent must receive a timely confirmation of book-entry transfer of the Existing Notes into the Exchange Agent’s account at DTC under the procedures for book-entry transfers described below, along with either an agent’s message transmitted through ATOP or a properly completed, signed and dated letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal, and any other required documentation.

The term “agent’s message” means a message, transmitted by DTC and received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states the aggregate principal amount of Existing Notes that have been tendered by such participant pursuant to the exchange offer, that DTC has received an express acknowledgment from a participant in DTC tendering Existing Notes, that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that Nucor may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations, warranties and agreements set forth in the letter of transmittal are true and correct.

Only a registered holder of the Existing Notes may tender the Existing Notes in the exchange offer. Delivery of Existing Notes will be deemed made, and the risk of loss of the Existing Notes will pass to the Exchange Agent, only when the agent’s message is actually received by the Exchange Agent. The method of delivery of the letter of transmittal and all other required documents to the Exchange Agent is at the holder’s election and risk. Rather than mail any of these items, Nucor recommends that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the Exchange Agent by the Expiration Date. Holders should not send the letter of transmittal to us, the Trustee or DTC.

If a letter of transmittal is completed, signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Existing Notes surrendered for exchange are tendered:

•

by a registered holder (or a participant in DTC whose name appears on a security position report listing as the holder of Existing Notes) who has not completed the box labeled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an Eligible Guarantor Institution.

If the letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Any beneficial owner of Existing Notes who is not a holder of such Existing Notes must arrange with the person who is the holder or such holder’s assignee or nominee to execute and deliver the letter of transmittal on behalf of such beneficial owner. Each of the foregoing may take considerable time. We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Existing Notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to decline to accept any and all tenders of Existing Notes not validly tendered or any Existing Notes our acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tenders as to any particular Existing Notes, whether or not similar defects, irregularities or conditions are waived in the case of other tendered Existing Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within the time period we determine. Neither we, the Exchange Agent nor any other person has any duty to give notification of defects or irregularities with respect to tenders of Existing Notes. In addition, neither we, the Exchange Agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your Existing Notes.

By tendering, you will represent to us that, among other things:

•	any New Notes to be received by you in the exchange offer will be acquired in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, you are not participating, and have no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•	you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of Nucor;

•	if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, a distribution of the New Notes; and

•

if you are a Participating Broker-Dealer that will receive New Notes for your own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities, then you will deliver, or, to the extent permitted by applicable law, make available to purchasers, a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes.

If you or the person receiving your New Notes is an “affiliate” (as defined in Rule 405 under the Securities Act) of Nucor, or intends to participate in the exchange offer for the purpose of distributing the New Notes, then you or the person receiving your New Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the no-action letters of the Commission’s staff, (ii) will not be able to tender Existing Notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Existing Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

Acceptance of Existing Notes for Exchange; Delivery of New Notes

For purposes of the exchange offer, we will be deemed to have accepted validly tendered Existing Notes for exchange when, as and if we have given notice of our acceptance to the Exchange Agent. For each Existing Note accepted for exchange, you will receive, promptly after the Expiration Date, a New Note having a principal amount equal to that of the surrendered Existing Note.

Guaranteed Delivery Procedures for Tendering Existing Notes

No guaranteed delivery procedures are being offered in connection with the exchange offer. Any holder must effect valid tenders of its Existing Notes at or prior to the Expiration Date in order to be eligible to receive New Notes.

Book-Entry Transfers; Tender of Existing Notes Using DTC’s ATOP

All of the Existing Notes are held in book-entry form through the facilities of DTC. We expect that the Exchange Agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Existing Notes at DTC for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC’s system may tender Existing Notes in the exchange offer through book-entry delivery of such Existing Notes by causing DTC to transfer the Existing Notes into the Exchange Agent’s account in accordance with DTC’s procedures for such transfer.

If you desire to tender Existing Notes held in book-entry form with DTC, the Exchange Agent must receive, by the Expiration Date:

•	a confirmation of book-entry transfer of your Existing Notes into the Exchange Agent’s account at DTC, and either:

•

a properly completed, signed and dated letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

•	an agent’s message transmitted through ATOP; and

•	any other required documentation.

DTC participants may electronically transmit their acceptance of the exchange offer by complying with DTC’s ATOP procedures. If a DTC participant participates in the exchange offer using ATOP, and also causes the transfer of book-entry Existing Notes to the Exchange Agent’s account as described above, DTC is expected to send a book-entry confirmation, including an agent’s message, to the Exchange Agent. If you use ATOP procedures to tender Existing Notes, you will not be required to deliver a letter of transmittal to the Exchange Agent, but you will be bound by its terms just as if you had signed it and be deemed to have made all the representations, warranties and agreements therein.

Withdrawal of Tenders

Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Existing Notes in connection with the exchange offer, a written notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the Existing Notes to be withdrawn;

•	identify the Existing Notes to be withdrawn (including the certificate number(s), if any, and principal amount of such Existing Notes);

•

be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Existing Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Existing Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Existing Notes are to be registered, if different from that of the depositor.

If Existing Notes have been tendered pursuant to the procedures for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Existing Notes or otherwise comply with DTC’s procedures.

We will determine in our sole discretion all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices and our determination will be final and binding on all parties. Any Existing Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued unless the Existing Notes withdrawn are validly re-tendered. Any Existing Notes which have been tendered but which are withdrawn or which are not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Existing Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering Existing Notes” at any time prior to the Expiration Date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept Existing Notes for exchange if:

•	the exchange offer would violate any applicable law, regulation or interpretation by the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition, subject to applicable law. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time prior to the expiration of the exchange offer. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the Expiration Date of the exchange offer. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time prior to the expiration of the exchange offer; provided, however, that if we decide to waive a condition, we will announce such decision in a manner reasonably calculated to inform holders of the Existing Notes of such waiver.

Exchange Agent and Information Agent

D.F. King & Co., Inc. has been appointed as the Exchange Agent and the Information Agent for the exchange offer. A copy of the letter of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder, or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee, directly to the Exchange Agent at the address listed on the back cover page of this prospectus. Questions or requests for assistance related to the exchange offer and tender procedures and requests for additional copies of this prospectus and the related letter of transmittal should be directed to the Exchange Agent and the Information Agent at the address and telephone numbers listed on the back cover page of this prospectus. Holders of Existing Notes who are the beneficial owner but not the registered owner of the Existing Notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer. We will pay the Exchange Agent and the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Delivery of the letter of transmittal to an address other than that of the Exchange Agent above or transmission via facsimile other than as listed on the back cover page of this prospectus will not constitute a valid delivery of the letter of transmittal. Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and Expenses

We will bear the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by electronic communications; however, additional solicitations may be made by e-mail, mail, facsimile transmission, telephone or in person by the Information Agent or by our officers and other employees. You will not be charged a service fee for the exchange of your Existing Notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

You will not be obligated to pay any transfer taxes, unless you instruct us to register New Notes in the name of, or request that Existing Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder.

Consequences of Failure to Exchange Existing Notes

If you are eligible to participate in the exchange offer but do not tender your Existing Notes, you will no longer be able to require us to register the Existing Notes under the Securities Act, except in limited circumstances provided in the Registration Rights Agreement, or be entitled to receive any payments of additional interest under the Registration Rights Agreement. Your Existing Notes will continue to be subject to restrictions on transfer. Accordingly, you may resell the Existing Notes that are not exchanged only if registered pursuant to the Securities Act, if any exemption from registration is available, or if such registration is not required by law. We do not intend to register the Existing Notes under the Securities Act.

Accounting Treatment

The New Notes will be recorded at the same carrying value as the Existing Notes. Accordingly, we will not recognize any gain or loss on the exchange for accounting purposes.

Regulatory Approvals

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the declaration of the effectiveness of the exchange offer registration statement under the Securities Act by the Commission.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive Existing Notes in a like principal amount. Existing Notes surrendered in exchange for the New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes will not result in any change in our outstanding indebtedness.

DESCRIPTION OF THE NEW NOTES

The 2.979% Notes due 2055 (“New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), will be issued under an indenture, dated as of August 19, 2014, as amended or supplemented by a first supplemental indenture, dated as of April 26, 2018, a second supplemental indenture, dated as of May 22, 2020, and a third supplemental indenture, dated as of December 7, 2020, in each case, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (together, the “Indenture”). The outstanding 2.979% Notes due 2055 (“Existing Notes”) were issued under the Indenture in transactions that were exempt from, or not subject to, the registration requirements under the Securities Act.

The following description is only a summary of the material provisions of the New Notes and the Indenture. The following description does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the New Notes and the Indenture. We urge you to read the Indenture and the form of the New Notes, which you may obtain from us upon request. In this description, all references to “Nucor,” the “Company,” “we,” “us” and “our” refer only to Nucor Corporation and not to any of its subsidiaries.

The terms of the New Notes are substantially identical in all material respects to the terms of the Existing Notes, except that the New Notes are registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Existing Notes do not apply to the New Notes.

General

The New Notes will be issued under the Indenture. The Indenture does not limit the aggregate principal amount of debt securities (referred to as the “debt securities”) which may be issued thereunder. The original principal amount of New Notes issuable in the exchange offer is $439,312,000, which is the aggregate principal amount of all outstanding Existing Notes as of the date of this prospectus. The New Notes will be issued in fully registered book-entry form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

After issuance of the New Notes, we may reopen and issue additional notes from the same series by board resolution without your consent and without notifying you. Any such additional New Notes will have the same ranking, interest rate, maturity date, redemption rights and other terms as the New Notes (except the public offering price, date of issuance and, if applicable, the initial interest payment date) offered pursuant to this prospectus. Any such additional New Notes, together with the Existing Notes outstanding after the completion of the exchange offer and the New Notes offered hereby, will be consolidated with and constitute a single series of debt securities under the Indenture.

The New Notes will not have the benefit of a sinking fund.

The covenants in the Indenture may not protect you from a decline in our credit quality due to highly leveraged or other transactions in which we may engage.

Interest

Interest on the outstanding New Notes will accrue at a rate of 2.979% per annum. Interest on the New Notes will accrue from the date interest on the Existing Notes was most recently paid. Interest on the New Notes will be payable semi-annually in arrears on June 15 and December 15 of each year to the holders of record on the immediately preceding June 1 and December 1, respectively (whether or not a business day). Interest on the New Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, stated maturity date or earlier redemption date falls on a Saturday, a Sunday or a day on which banking institutions are authorized by law to close, then the required payment of principal of and premium, if any, and interest may be made on the next succeeding day not a Saturday, a Sunday or a day on which banking institutions are authorized by law to close, as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption date, as the case may be.

Ranking

The New Notes will be our senior unsecured obligations and will rank equally with our existing and future senior unsecured indebtedness, including any Existing Notes that are not tendered in the exchange offer. The New Notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries. After giving effect to the exchange offer and the issuance of the New Notes in connection therewith (assuming we issue New Notes in exchange for all outstanding Existing Notes, but excluding bond issuance costs, cash premiums paid and other costs of the exchange offer), as of July 3, 2021, we would have had approximately $5,388.2 million of total consolidated indebtedness and a percentage of indebtedness to total capital (which includes our short and long-term indebtedness, our finance lease obligations, Nucor stockholders’ equity and noncontrolling interests) of approximately 29.8%.

As of July 3, 2021, without giving effect to the exchange offer or the issuance of the New Notes, there were outstanding approximately $600 million aggregate principal amount of our unsecured 4.125% Notes due 2022, $500 million aggregate principal amount of our unsecured 4.000% Notes due 2023, $500 million aggregate principal amount of our unsecured 2.000% Notes due 2025, $500 million aggregate principal amount of our unsecured 3.950% Notes due 2028, $500 million aggregate principal amount of our unsecured 2.700% Notes due 2030, approximately $543.4 million aggregate principal amount of our unsecured 6.400% Notes due 2037, approximately $338.1 million aggregate principal amount of our unsecured 5.200% Notes due 2043, approximately $329.2 million aggregate principal amount of our unsecured 4.400% Notes due 2048, approximately $439.3 million aggregate principal amount of Existing Notes and approximately $1,153.2 million aggregate principal amount of unsecured indebtedness under our industrial revenue bonds. On August 4, 2021, Nucor became an obligor with respect to $197.0 million aggregate principal amount of unsecured indebtedness under our industrial revenue bonds.

Except as described under “—Covenants Applicable to the New Notes,” the Indenture does not limit us or any of our Subsidiaries (as defined below) from incurring more indebtedness or issuing more securities and does not contain financial or similar restrictions on us or any of our Subsidiaries. Our rights and the rights of our creditors, including holders of the New Notes, to participate in any distribution of assets of any of our Subsidiaries, upon the Subsidiary’s liquidation or reorganization or otherwise, will be structurally subordinated to the claims of the Subsidiary’s creditors, except to the extent that we or any of our creditors may be a creditor of that Subsidiary. As of July 3, 2021, our Subsidiaries had approximately $100.7 million aggregate principal amount of indebtedness, consisting of trade credit financing arrangements.

“Subsidiary” means an entity more than 50% of the outstanding voting interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting interest” in an entity means any equity interest which ordinarily has voting power for the election of directors or their equivalent.

Optional Redemption

At any time prior to June 15, 2055 (six months prior to the maturity date of the New Notes), the New Notes will be redeemable, in whole or in part, at any time or from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the New Notes to be redeemed; or

•

the sum of the present values of the Remaining Scheduled Payments (as defined below) on such New Notes being redeemed that would be due if the New Notes to be redeemed matured on the Par Call Date (as defined below), discounted to the redemption date on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) (determined on the third business day preceding the redemption date), plus, in each case, accrued and unpaid interest thereon, to, but excluding, the redemption date.

On or after June 15, 2055 (six months prior to the maturity date of the New Notes), the New Notes will be redeemable, in whole or in part, at any time or from time to time, at our option, at 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the New Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for that redemption date, plus 0.20%.

“Comparable Treasury Issue” means the U.S. Treasury security selected by our choice of BofA Securities, Inc., J.P. Morgan Securities LLC or Wells Fargo Securities, LLC, and its successors, or, if such firm is unwilling or unable to select the Comparable Treasury Issue, another Reference Treasury Dealer (as defined below), as having a maturity comparable to the remaining term of the New Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Notes (assuming for this purpose that the New Notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date.

“Par Call Date” means June 15, 2055 (the date that is six months prior to the maturity date of the New Notes).

“Reference Treasury Dealer” means each of BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”) or is no longer quoting prices for U.S. Treasury securities, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each New Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such New Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

Notice of any redemption will be delivered at least 15 days but no more than 60 days before the redemption date to each registered holder of the New Notes to be redeemed. The notice of redemption for the New Notes will state, among other things, the amount of New Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of New Notes to be redeemed. If less than all of the New Notes are to be redeemed, the New Notes to be redeemed shall be selected in accordance with the procedures of The Depository Trust Company (“DTC”). Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption.

Change of Control Offer to Purchase

If a Change of Control Triggering Event (as defined below) occurs, holders of the New Notes may require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their New Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such New Notes, to, but excluding, the purchase date (unless a notice of redemption has been delivered within 30 days after such Change of Control Triggering Event stating that all of the New Notes will be redeemed as described under “—Optional Redemption”). We will be required to deliver to holders of the New Notes a notice describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the New Notes. The notice must be delivered within 30 days after any Change of Control Triggering Event, and the repurchase must occur no earlier than 30 days and no later than 60 days after the date the notice is delivered.

On the date specified for repurchase of the New Notes, we will, to the extent lawful:

•	accept for purchase all properly tendered New Notes or portions of New Notes;

•	deposit with the paying agent the required payment for all properly tendered New Notes or portions of New Notes; and

•	deliver to the Trustee the repurchased New Notes, accompanied by an officer’s certificate stating, among other things, the aggregate principal amount of repurchased New Notes.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations applicable to the repurchase of the New Notes. To the extent that these requirements conflict with the provisions requiring repurchase of the New Notes in the Indenture, we will comply with such requirements instead of the repurchase provisions and will not be considered to have breached our obligations under the Indenture with respect to repurchasing the New Notes. Additionally, if an event of default exists under the Indenture (which is unrelated to the repurchase provisions of the New Notes), including events of default arising with respect to other issues of debt securities, we will not be required to repurchase the New Notes notwithstanding these repurchase provisions.

We will not be required to comply with the obligations relating to repurchasing the New Notes if a third party instead satisfies them.

For purposes of the repurchase provisions of the New Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (i) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or one of our Subsidiaries) becoming the “beneficial owner”

(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock (as defined below) or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than the number of shares; (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or one of our Subsidiaries); or (iii) the first day on which a majority of the members of our board of directors are not Continuing Directors (as defined below). Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (i) we become a direct or indirect wholly owned Subsidiary of a holding company and (ii)(1) immediately following that transaction, the direct or indirect holders of the Voting Stock of such holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event (as defined below).

“Continuing Director” means, as of any date of determination, any member of our board of directors who (i) was a member of the board of directors on the date the New Notes were issued or (ii) was nominated for election, elected or appointed to the board of directors by or with the approval (given either before or after such member’s nomination, election or appointment) of a majority of the Continuing Directors who were members of the board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below) and BBB– (or the equivalent) by S&P (as defined below), and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies (as defined below) selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (i) each of Moody’s and S&P and (ii) if either Moody’s or S&P ceases to rate the New Notes or fails to make a rating of the New Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) selected by us as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the New Notes is lowered by each of the Rating Agencies and the New Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the New Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (i) the occurrence of a Change of Control and (ii) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Covenants Applicable to the New Notes

The New Notes will have the benefit of the following covenants. We have defined below certain capitalized terms used in this section. Capitalized terms used in this section but not otherwise defined in this prospectus shall have the meanings ascribed to such terms in the Indenture.

Restriction on Secured Indebtedness

The Indenture provides that as long as we have any New Notes outstanding under the Indenture, we will not, and we will not permit any Restricted Subsidiary (as defined below) to, create, assume, issue, guarantee or incur any Secured Indebtedness (as defined below), unless immediately thereafter the aggregate amount of all Secured Indebtedness (exclusive of certain types of permitted Secured Indebtedness described below), together with the discounted present value of all rentals (not otherwise excluded from the limitation discussed below under “—Restriction on Sales and Leasebacks”) due in respect of Sale and Leaseback Transactions (as defined below), would not exceed 10% of Consolidated Net Tangible Assets (as defined below). For purposes of the calculation, the discounted present value of all rentals does not include rentals to which the covenant discussed below under “—Restriction on Sales and Leasebacks” does not apply.

This restriction does not apply to Secured Indebtedness secured by the following, which we exclude in computing Secured Indebtedness for the purpose of the restriction:

•	Liens (as defined below) on property as to which the New Notes are equally and ratably secured with (or, at our option, prior to) such Secured Indebtedness;

•

Liens on property, including any Shares (as defined below) or Indebtedness (as defined below), of any entity existing at the time such entity becomes a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such entity becoming a Restricted Subsidiary;

•

Liens on property, including any Shares or Indebtedness, existing at the time of acquisition of such property by us or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such property created upon the acquisition of such property by us or a Restricted Subsidiary, or Liens to secure any Secured Indebtedness incurred by us or a Restricted Subsidiary prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction (including any improvements, alterations or repairs to existing property) or the commencement of commercial operation of the project of which such property is a part, which Secured Indebtedness is incurred for the purpose of, and the principal amount secured by any such Lien does not exceed the cost of, financing all or any part of the purchase price thereof or construction or improvements, alterations or repairs thereon;

•	Liens securing Secured Indebtedness of any Restricted Subsidiary owing to us or to another Restricted Subsidiary;

•

Liens on property of an entity existing at the time such entity is merged or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to us or a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into by such entity prior to and not in contemplation of such merger, consolidation, sale, lease or other disposition;

•

Liens on our property or the property of a Restricted Subsidiary in favor of governmental authorities, or any trustee or mortgagee acting on behalf, or for the benefit, of any governmental authorities, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including, without limitation, Liens in connection with pollution control, industrial revenue, private activity or similar financing), and any other Liens incurred or assumed in connection with pollution control, industrial revenue, private activity or similar bonds issued by a governmental authority on behalf of us or a Restricted Subsidiary;

•	Liens existing on the first date on which a New Note is authenticated by the Trustee under the Indenture;

•	Liens on any property which is not a Principal Property (as defined below); and

•

Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Secured Indebtedness referred to in the foregoing, provided that the principal amount of the Secured Indebtedness being extended, renewed or replaced shall not be increased.

Restriction on Sales and Leasebacks

The Indenture provides that we will not, and we will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

•

after giving effect to the transaction, the aggregate amount of all Attributable Debt (as defined below) with respect to all such transactions plus all Secured Indebtedness outstanding to which the restriction described above under “—Restriction on Secured Indebtedness” is applicable, would not exceed 10% of Consolidated Net Tangible Assets; or

•

an amount equal to the greater of (i) the amount of the net proceeds to us or such Restricted Subsidiary or (ii) the fair market value of such property, as determined by our board of directors, is applied to retirement of Funded Debt (as defined below) within one year after the consummation of such transaction.

This restriction will not apply to, and there will be excluded in computing Attributable Debt for the purpose of this restriction or the restriction discussed above under “—Restriction on Secured Indebtedness,” Attributable Debt with respect to any Sale and Leaseback Transaction if:

•	such Sale and Leaseback Transaction is entered into in connection with pollution control, industrial revenue, private activity or similar financing;

•

we or a Restricted Subsidiary applies an amount equal to the net proceeds (after repayment of any Secured Indebtedness secured by a Lien encumbering such Principal Property which Secured Indebtedness existed immediately before such Sale and Leaseback Transaction) of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction to investment (whether for acquisition, improvement, repair, alteration or construction costs) in another Principal Property within one year prior or subsequent to such sale or transfer; or

•

such Sale and Leaseback Transaction was entered into by an entity prior to the time (i) that such entity became a Restricted Subsidiary, (ii) that such entity merged or consolidated with us or a Restricted Subsidiary or (iii) of a sale, lease or other disposition of such entity’s properties as an entirety or substantially as an entirety to us or a Restricted Subsidiary, or, in each case, arises thereafter pursuant to contractual commitments entered into by such entity prior to and not in contemplation of such entity becoming a Restricted Subsidiary or such merger, consolidation, sale, lease or other disposition.

Consolidation, Merger and Sale of Assets

Without the consent of the holders of any outstanding New Notes, we may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any Person, as long as:

•	the successor is a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia;

•	the successor corporation assumes our obligations on the New Notes and under the Indenture;

•	immediately after giving effect to such transaction, no event of default, and no event which, after notice, lapse of time or both, would become an event of default, has occurred and is continuing; and

•	other conditions described in the Indenture are met.

Accordingly, the holders of the New Notes may not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the New Notes would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management or any of our affiliates or their management, but may not prevent such a transaction from taking place.

For purposes of the above covenants, the following terms will be applicable:

“Attributable Debt” means the present value (discounted in accordance with a method of discounting which for financial reporting purposes is consistent with generally accepted accounting principles but at a discount rate of not less than 10% per annum, compounded annually) of the rental payments during the remaining term of any Sale and Leaseback Transaction for which the lessee is obligated (including any period for which such lease has been extended). Such rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and for contingent rents (such as those based on sales). In case of any Sale and Leaseback Transaction which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth in our most recent consolidated balance sheet.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months from such date but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) any indebtedness for borrowed money which may be payable from the proceeds under or pursuant to an agreement to provide borrowings with a maturity of more than 12 months from the date as of which the amount thereof is to be determined.

“Indebtedness” means, as to any corporation or other Person, all indebtedness for money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or other Person or for which such corporation or other Person is otherwise responsible or liable.

“Lien” means any mortgage, pledge, security interest, lien or other similar encumbrance.

“Principal Property” means (i) any Manufacturing Plant (as defined below) located in the United States, or Manufacturing Equipment (as defined below) located in any such Manufacturing Plant (together with the land on which such plant is erected and fixtures comprising a part thereof), owned or leased on the first date on which a New Note is authenticated by the Trustee or thereafter acquired or leased by us or any Restricted Subsidiary, and (ii) any Shares issued by, or any interest of ours or any Subsidiary in, any Restricted Subsidiary, other than (1) any property or Shares or interests the book value of which is less than 1% of Consolidated Net Tangible Assets or (2) any property or Shares or interests which our board of directors determines is not of material importance to the total business conducted, or assets owned, by us and our Subsidiaries, as an entirety, or (3) any portion of any property which our board of directors determines not to be of material importance to the use or operation of such property. “Manufacturing Plant” does not include any plant owned or leased jointly or in common with one or more Persons other than us and our Restricted Subsidiaries in which the aggregate direct or indirect interest of ours and our Restricted Subsidiaries does not exceed 50%. “Manufacturing Equipment” means manufacturing equipment in such Manufacturing Plants used directly in the production of our or any Restricted Subsidiary’s products and does not include office equipment, computer equipment, rolling stock and other equipment not directly used in the production of our or any Restricted Subsidiary’s products.

“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the United States, other than a Subsidiary primarily engaged in investing in and/or financing our or any Subsidiary’s or affiliate’s operations outside the United States.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Restricted Subsidiary of any Principal Property of ours or any Restricted Subsidiary, whether such Principal Property is now owned or hereafter acquired (except for leases for a term of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries and except for leases of property executed prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction, including any improvements or alterations on real property, or the commencement of commercial operation of such property), which Principal Property has been or is to be sold or transferred by us or such Restricted Subsidiary to such Person.

“Secured Indebtedness” means Indebtedness secured by any Lien upon property (including Shares or Indebtedness issued by or other ownership interests in any Restricted Subsidiary) owned by us or any Restricted Subsidiary.

“Shares” means, as to any corporation, all the issued and outstanding equity shares (except for directors’ qualifying shares) of such corporation.

Events of Default

The following are “events of default” with respect to the New Notes:

•

default in the payment of any interest installment with respect to the New Notes, as and when the same shall become due and payable, and continuance of such default for a period of 15 days after receipt by us of written notice of the default from any holder of the New Notes or the Trustee;

•	default in the payment of the principal of, or premium, if any, on, the New Notes, as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

•	default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of the New Notes, as and when the same shall become due and payable;

•

failure by us to observe or perform any other covenant or agreement in respect of the New Notes, or in the Indenture with respect to the New Notes, for a period of 90 days after the Trustee gives us written notice, or holders of at least 25% in aggregate principal amount of the outstanding New Notes give us and the Trustee written notice of default; and

•	certain events of bankruptcy, insolvency and reorganization as more fully described in the Indenture.

The Trustee shall not be deemed to have knowledge or notice of any event of default unless (i) a responsible officer of the Trustee has actual knowledge thereof or has received written notice of such or (ii) the holders of at least 25% in aggregate principal amount of the outstanding New Notes as to which there exists an event of default give written notice of such event of default to the Trustee.

Modification of the Indenture

The Indenture provides that we and the Trustee may, without the consent of any holders of New Notes, enter into supplemental indentures for the purposes, among other things, of:

•	adding further events of default or other covenants, restrictions or conditions for the benefit of the holders of the New Notes;

•	establishing the form or terms of any series of debt securities; or

•

clarifying or curing ambiguities or inconsistencies in the Indenture or making other provisions in regard to matters or questions arising under the Indenture or any supplemental indenture or debt securities of a series, which will not adversely affect the interests of the holders of the New Notes in any material respect.

We and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the New Notes at the time outstanding, may execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or the New Notes or of modifying in any manner the rights of the holders of New Notes, except that no such supplemental indenture may, without the consent of the holders of all the New Notes then outstanding:

•

change the fixed maturity (which term for these purposes does not include payments due pursuant to any sinking, purchase or analogous fund) of the New Notes, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption on or after the redemption date, without the consent of the holders of the New Notes so affected); or

•	reduce the percentage of the New Notes required to approve any such supplemental indenture.

The Effect of Our Corporate Structure on Our Payment of the New Notes

The New Notes are the obligations of Nucor exclusively. Because our operations are currently conducted in significant part through subsidiaries, the cash flow and our consequent ability to service our debt, including the New Notes, are dependent, in part, upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities. They have no obligation, contingent or otherwise, to pay any amounts due on the New Notes or to make any funds available for our payment of any amounts due on the New Notes, whether by dividends, loans or other payments. In addition, our subsidiaries’ payments of dividends and making of loans and advances to us may be subject to statutory or contractual restrictions and are contingent upon the earnings of those subsidiaries and various business considerations.

The New Notes will be structurally subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of our subsidiaries. Any right of ours to receive assets of any of our subsidiaries upon liquidation or reorganization of the subsidiary (and the consequent right of the holders of the New Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinated to any security interests in the subsidiary’s assets and any of the subsidiary’s indebtedness senior to that which we hold.

No Restriction on Sale or Issuance of Stock of Subsidiaries

The Indenture contains no covenant that we will not sell, transfer or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any of our subsidiaries. It also does not prohibit any subsidiary of Nucor from issuing any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, such subsidiary’s voting stock.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

No recourse for the payment of the principal of, premium, if any, or interest, if any, on the New Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any of our obligations, covenants or agreements in the Indenture or in a supplemental indenture or in the New Notes, or because of the creation of any indebtedness represented thereby, will be had against any of our incorporators, stockholders, officers, directors or employees or of any successor person thereof. Each holder, by accepting the New Notes issued under the Indenture, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the New Notes. This waiver may not be effective to waive liabilities under the federal securities laws.

Reports to Holders and SEC Reports

We will, so long as any New Notes are outstanding, file with the Trustee and the SEC, and transmit to holders of the New Notes, the information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), at the times and in the manner provided in the Trust Indenture Act; provided, that any such information, documents or other reports required to be filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act will be filed with the Trustee within 30 days after the information, documents or other reports are required to be filed with the SEC. All such required information, documents and other reports will be deemed filed with the Trustee and transmitted to holders of the New Notes at the time such information, documents or other reports are publicly filed with the SEC via the SEC’s EDGAR filing system (or any successor system); provided, however, that the Trustee will have no responsibility to determine whether or not such filing has taken place.

Book-Entry System, Delivery and Form

The certificates representing the New Notes will be issued in the form of one or more fully registered global notes (each, a “Global Note”) and will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the New Notes will not be issuable in definitive form. Unless and until they are exchanged, in whole or in part, for the individual New Notes represented thereby, any interests in a Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to Direct Participants are on file with the SEC.

Holding through Euroclear and Clearstream

Investors may hold interests in a Global Note through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, S.A. (“Clearstream”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositary, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the New Notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We and the Trustee have no control over those systems or their participants, and we and the Trustee take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold interests in the New Notes through those systems and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, if investors wish to exercise rights that expire on a particular day, they may need to act before the expiration date. In addition, if investors hold their interests through both DTC and Euroclear or Clearstream, they may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of the New Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation or responsibility to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Same-Day Funds Payment

All payments of principal and interest in respect of New Notes in book-entry form will be made by us in immediately available funds to the accounts specified by DTC.

The New Notes will trade in DTC’s Same-Day Funds Settlement System until maturity or until the New Notes are issued in certificated form, and secondary market trading activity in the New Notes will therefore be required by DTC to settle in immediately available funds.

The Trustee

U.S. Bank National Association is the trustee under the Indenture. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the New Notes will be effected by the Trustee at the corporate trust office of the Trustee in Charlotte, North Carolina.

U.S. Bank National Association is a lender under our unsecured revolving credit facility. Consequently, U.S. Bank National Association could be faced with potential conflicts of interest and conflicting obligations in the event of a default under, or with regard to other circumstances relating to, any or all of this indebtedness.

The Indenture and provisions of the Trust Indenture Act contain limitations on the rights of the Trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with us or any of our affiliates. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and the New Notes are in default, it must eliminate that conflict, resign or, if applicable, apply to the SEC to continue.

The Trustee or its affiliates may in the future serve as trustee under various of our debt instruments and have served and may in the future serve as an agent and lender under our credit facilities.

Governing Law

The Indenture and the New Notes shall be governed by and construed in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax consequences of the exchange offer to holders of Existing Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired Existing Notes at original issue for cash and holds such Existing Notes as a capital asset within the meaning of Section 1221 of the Code.

An exchange of Existing Notes for New Notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Existing Notes for New Notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the New Notes as it had in the Existing Notes immediately before the exchange.

The foregoing discussion of certain material U.S. federal income tax consequences does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Existing Notes considering the exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the last Exchange Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                 , 2021, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from a broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the last Exchange Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all reasonable expenses incident to the exchange offer (including the reasonable expenses of one counsel for the holders of the New Notes) other than underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of New Notes by any holder. In addition, we have agreed to indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the New Notes will be passed upon for us by Moore & Van Allen PLLC, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 relating to the New Notes offered hereby. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Any statement made by us in this prospectus concerning a contract, agreement or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement and the documents that we reference below under the heading “Information Incorporated by Reference” for a more complete understanding of the contract, agreement or other document. Each such statement is qualified in all respects by reference to the contract, agreement or other document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and at the offices of the New York Stock Exchange located at 11 Wall Street, New York, New York 10005.

We make available free of charge through our website at www.nucor.com copies of the reports, proxy statements and other information we file with the SEC as soon as reasonably practicable after we file such documents electronically with the SEC. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we previously filed with the SEC and all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 001-04119) prior to the termination of this offering (other than, in each case, any portion of these documents deemed to have been “furnished” and not “filed” with the SEC, including any exhibits related thereto):

•

our Annual Report on Form 10-K for the year ended December 31, 2020 (including the portions of our definitive Proxy Statement on Schedule 14A filed on March 26, 2021 incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended April 3, 2021 and July 3, 2021; and

•	our Current Reports on Form 8-K or Form 8-K/A filed on January 5, 2021, January 25, 2021, February 24, 2021, April 14, 2021, May 17, 2021, June 3, 2021, June 9, 2021 and August 12, 2021.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference into that document. Such requests should be directed to the attention of our Corporate Secretary at the following address and telephone number:

Nucor Corporation

1915 Rexford Road

Charlotte, North Carolina 28211

Telephone: (704) 366-7000

TO OBTAIN TIMELY DELIVERY OF ANY REQUESTED INFORMATION, YOU MUST MAKE ANY REQUEST NO LATER THAN                       , 2021, WHICH IS FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

Nucor Corporation

Offer to Exchange

Up to $439,312,000 of 2.979% Notes due 2055

That Have Been Registered Under

the Securities Act of 1933, As Amended

For a Like Principal Amount of

2.979% Notes due 2055

That Have Not Been Registered Under

the Securities Act of 1933, As Amended

PROSPECTUS

Questions or requests for assistance related to the exchange offer and tender procedures and requests for additional copies of this prospectus and the related letter of transmittal should be directed to the Exchange Agent and the Information Agent:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328

By Registered or Certified Mail or Hand Delivery (Eligible Institutions Only):

48 Wall Street

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll-Free: (800) 334-0384

By E-mail: nucor@dfking.com

Until                 , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Set forth below is a description of certain provisions of the registrant’s Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware (the “DGCL”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is subject to, and is qualified in its entirety by reference to, the registrant’s Restated Certificate of Incorporation and the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. The registrant’s Restated Certificate of Incorporation provides that the registrant will indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or purchase or redemption of shares; or (iv) for any transaction from which the director derived an improper personal benefit. Neither the registrant’s Restated Certificate of Incorporation nor its Bylaws contain such a provision.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. The registrant maintains directors’ and officers’ liability insurance for its directors and officers.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Nucor Corporation (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed September 14, 2010 (File No. 001-04119)).

3.2	Bylaws of Nucor Corporation, as amended and restated February 22, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed February 24, 2021 (File No. 001-04119)).

4.1	Indenture, dated as of August 19, 2014, between Nucor Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed August 20, 2014 (File No. 333-198263)).

4.2	Third Supplemental Indenture, dated as of December 7, 2020, between Nucor Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed December 7, 2020 (File No. 001-04119)).

4.3	Form of 2.979% Notes due 2055 (included in Exhibit 4.2) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed December 7, 2020 (File No. 001-04119)).

4.4	Registration Rights Agreement, dated as of December 7, 2020, among Nucor Corporation, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as lead dealer managers, and Deutsche Bank Securities Inc., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc., Siebert Williams Shank & Co., LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC and MUFG Securities Americas Inc., as co-dealer managers (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed December 7, 2020 (File No. 001-04119)).

5.1*	Opinion of Moore & Van Allen PLLC.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

24.l*	Power of Attorney (included on the signature pages to this registration statement).

25.l*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee, under the Indenture, dated as of August 19, 2014, between Nucor Corporation and U.S. Bank National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Clients.

99.3*	Form of Letter to Registered Holders.

*	Filed herewith.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 19th day of August, 2021.

NUCOR CORPORATION

By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and
Executive Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named registrant, by his or her execution hereof, hereby constitutes and appoints Leon J. Topalian, James D. Frias, A. Rae Eagle, Michael D. Keller and Gregory J. Murphy, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute any and all amendments (including post-effective amendments) to such registration statement and any related registration statement (or amendment thereto) pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, or their substitutes, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 19th day of August, 2021:

Signature	Title

/s/ Leon J. Topalian Leon J. Topalian	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James D. Frias James D. Frias	Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial Officer)

/s/ Michael D. Keller Michael D. Keller	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Patrick J. Dempsey Patrick J. Dempsey	Director

/s/ Christopher J. Kearney Christopher J. Kearney	Director

Signature	Title

/s/ Laurette T. Koellner Laurette T. Koellner	Director

/s/ Joseph D. Rupp Joseph D. Rupp	Director

/s/ John H. Walker John H. Walker	Non-Executive Chairman

/s/ Nadja Y. West Nadja Y. West	Director